AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH __, 2012

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STILLWATER MINING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	81-0480654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102
(Address of principal executive offices)

Stillwater Mining Company 401(k) Plan and Trust
Stillwater Mining Company Bargaining Unit 401(k) Plan
(Full title of the Plan)

Francis R. McAllister
Chief Executive Officer
Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
(Name and address of agent for service)

(406) 373-8700
(Telephone number, including area code, of agent for service)

Copies to:
Gregory E. Lindley
Holland & Hart LLP
222 South Main Street
Suite 2200
Salt Lake City, Utah 84101

The Registration Fee was previously calculated and paid in connection with the filing of the
Registration Statement on January 20, 1999.

No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Stillwater Mining Company (the "Company") registered 3,300,000 shares of its common stock for future issuance under the Company's 1998 Equity Incentive Plan, the Company's General Employee Stock Option Plan, the Company's 401(k) Plan and Trust (the "401(k) Plan") and the Company's Bargaining Unit 401(k) Plan and Trust (the "Bargaining Unit 401(k) Plan") on Form S-8 (File No. 333-70861), filed with the Securities and Exchange Commission on January 20, 1999, with (i) 1,500,000 shares of its common stock relating to shares issuable under the 1998 Equity Incentive Plan, (ii) 300,000 shares of its common stock issuable under the General Employee Stock Option Plan, (iii) 750,000 shares of its common stock relating to shares to be acquired by Company employees pursuant to elective purchases under the 401(k) Plan, and (iv) 750,000 shares of its common stock relating to shares to be acquired by Company employees pursuant to elective purchases under the Bargaining Unit 401(k) Plan. The Company desires to amend the Form S-8 to provide that the Registration Statement will relate to (i) 1,500,000 shares of common stock issuable under the 1998 Equity Incentive Plan, (ii) 300,000 shares of common stock issuable under the General Employee Stock Option Plan, (iii) 500,000 shares of common stock that may be acquired by Company employees under the 401(k) Plan, and (iv) 1,000,000 shares of common stock that may be acquired by Company employees under the Bargaining Unit 401(k) Plan.

No other provisions of the Registration Statement are amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Billings, State of Montana, on this ___ day of March, 2012.

STILLWATER MINING COMPANY

By:	/s/ Francis R. McAllister
Francis R. McAllister Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature, Name and Title	Date

/s/ Francis R. McAllister	March __, 2012
Francis R. McAllister Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory A. Wing	March __, 2012
Gregory A. Wing Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ Craig L. Fuller	March __, 2012
Craig L. Fuller, Director

/s/ Patrick M. James	March 30, 2012
Patrick M. James, Director

/s/ Steven S. Lucas	March 28, 2012
Steven S. Lucas, Director

/s/ Michael S. Parrett	March __, 2012
Michael S. Parrett, Director

/s/ Sheryl K. Pressler	April 5, 2012
Sheryl K. Pressler, Director

/s/ Michael Schiavone	March 31, 2012
Michael Schiavone, Director